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                                                                      EXHIBIT 23
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                       Consent of KPMG Peat Marwick LLP
                       --------------------------------

The Board of Directors
Factory Card Outlet Corp.:

We consent to incorporation by reference in Registration Statement #333-30437 on Form S-8 of Factory Card Outlet Corp. of our report dated June 22, 1998, relating to the statements of net assets available for plan participants of the Factory Card Outlet of America Ltd. Incentive Savings Plan as of December 31, 1997 and 1996 and the related statement of changes in net assets available for plan participants for the years then ended, which report appears in the Form 11-K of the Factory Card Outlet of America Ltd. Incentive Savings Plan for the year ended December 31, 1997.



                                        /s/ KPMG Peat Marwick LLP


June 29, 1998
Chicago, Illinois



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